UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

		1930 W. Rio Salado Parkway
	Tempe	Arizona	85281
		(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Item 8.01 Other Events.

On April 1, 2020, Carvana Co. (the “Company”) closed its previously announced offering of 13,333,333 shares (the “Shares”) of its Class A common stock (the “Common Stock”), par value $0.001 per share, at a purchase price of $45.00 per share in a registered direct offering. The aggregate gross proceeds for the sale of the Shares were approximately $600 million.

The Shares were offered and sold by the Company pursuant to an automatically effective shelf registration statement on Form S-3, which was originally filed on May 20, 2019 (File No. 333-231606) (the “Registration Statement”). The Company filed a final prospectus supplement with the Securities and Exchange Commission in connection with the sale of the Shares on March 31, 2020 (File No. 333-231606).

Item 9.01 Financial Statements and Exhibits.

Exhibits 5.1, 23.1 and 99.1 are filed herewith in connection with the issuance by the registration, offering and sale of the Shares by the Company, pursuant to the Registration Statement.

(d) Exhibits.

Exhibits 5.1, 23.1 and 99.1 are incorporated by reference into the Registration Statement as exhibits thereto and are filed as part of this Current Report.

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
99.1	Information Relating to Part II, Item 14 "Other Expenses of Issuance and Distribution."
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 1, 2020	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer